Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

STATE/COUNTRY OF INCORPORATION/FORMATION
1. 2520 Ridgewood GP, LLC	Texas
2. Commercial Asset Holdings LLC	Delaware
3. DBNC Peach Holding LLC	Delaware
4. DBNC Peach I Trust	Delaware
5. DBNC Peach LLC	Delaware
6. DBNCF Circle LLC	Delaware
7. DBNCH Circle LLC	Delaware
8. Fortress Asset Trust	Delaware
9. Fortress CBO Holdings I Inc.	Delaware
10. Fortress CBO Investments I Corp.	Delaware
11. Fortress CBO Investments I, Ltd.	Cayman Islands
12. Fortress Realty Holdings, Inc.	Ontario
13. Impac CMB Trust 1998-C1	Delaware
14. Impac Commercial Assets Corporation	California
15. Impac Commercial Capital Corporation	California
16. Impac Commercial Holdings, Inc.	Maryland
17. Karl S.A.	Belgium
18. LIV Holdings LLC	Delaware
19. NC Circle Holdings II LLC	Delaware
20. NC Circle Holdings LLC	Delaware
21. NCT Holdings II LLC	Delaware
22. NCT Holdings LLC	Delaware
23. Newcastle 2005-1 Asset-Backed Note LLC	Delaware
24. Newcastle 2006-1 Asset-Backed Note LLC	Delaware
25. Newcastle 2006-1 Depositor LLC	Delaware
26. Newcastle CDO Holdings LLC	Delaware
27. Newcastle CDO I Corp.	Delaware
28. Newcastle CDO I, Ltd.	Cayman Islands
29. Newcastle CDO II Corp.	Delaware
30. Newcastle CDO II Holdings LLC	Delaware
31. Newcastle CDO II, Ltd.	Cayman Islands
32. Newcastle CDO III Corp.	Delaware
33. Newcastle CDO III Holdings LLC	Delaware
34. Newcastle CDO III, Ltd.	Cayman Islands
35. Newcastle CDO IV Corp.	Delaware
36. Newcastle CDO IV Holdings LLC	Delaware
37. Newcastle CDO IV, Ltd.	Cayman Islands
40. Newcastle CDO V Corp.	Delaware
41. Newcastle CDO V Holdings LLC	Delaware

Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

STATE/COUNTRY OF INCORPORATION/FORMATION
42. Newcastle CDO V, Ltd.	Cayman Islands
43. Newcastle CDO VI , Ltd.	Cayman Islands
44. Newcastle CDO VI Corp.	Delaware
45. Newcastle CDO VI Holding, LLC	Delaware
46. Newcastle CDO VII Corp.	Delaware
47. Newcastle CDO VII Holdings LLC	Delaware
48. Newcastle CDO VII, Limited	Cayman Islands
49. Newcastle CDO VIII 1, Limited	Cayman Islands
50. Newcastle CDO VIII 2, Limited	Cayman Islands
51. Newcastle CDO VIII Holdings LLC	Delaware
52. Newcastle CDO VIII LLC	Delaware
53. Newcastle Foreign TRS LLC	Cayman Islands
54. Newcastle MH I LLC	Delaware
55. Newcastle Mortgage Securities LLC	Delaware
56. Newcastle Mortgage Securities Trust 2004-1	Delaware
57. Newcastle Mortgage Securities Trust 2006-1	Delaware
58. Newcastle Trust I	Delaware
59. NIC 2 River Place LLC	Delaware
60. NIC 4 River Place LLC	Delaware
61. NIC Airport Corporate Center LLC	Delaware
62. NIC Apple Valley I LLC	Delaware
63. NIC Apple Valley II LLC	Delaware
64. NIC Apple Valley III LLC	Delaware
65. NIC BR LLC	Delaware
66. NIC CNL LLC	Delaware
67. NIC CR LLC	Delaware
68. NIC CSR LLC	Delaware
69. NIC Dayton Towne Center LLC	Delaware
70. NIC DBRepo LLC	Delaware
71. NIC DP LLC	Delaware
72. NIC GCMRepo LLC	Delaware
73. NIC GR LLC	Delaware
74. NIC GS LLC	Delaware
75. NIC GSE LLC	Delaware
76. NIC Holdings I LLC	Delaware
77. NIC KZ LLC	Delaware
78. NIC NK LLC	Delaware
79. NIC OTC LLC	Delaware
80. NIC TRS Holdings, Inc.	Delaware
81. NIC TRS LLC	Delaware
82. NIC WL LLC	Delaware
83. Steinhage B.V.	Netherlands
84. Windsor Funding Trust	Delaware
85. Windsor Trust	Delaware